EXHIBIT 99.1
                                                                    ------------

STONEFIELD
JOSEPHSON, INC.
---------------
Certified Public Accountants
Business Advisors

September 12, 2005

Mr. Howard Solovei Chief Financial Officer Intraop Medical Corporation 3710 De La Cruz Blvd. Santa Clara, CA 95054

And

Mr. Paul Crowe Audit Committee Chair Intraop Medical Corporation 3710 De La Cruz Blvd. Santa Clara, CA 95054

Dear Sirs:

This to confirm that the client-auditor relationship between Intraop
Medical Corporation (Commission File Number 000-49735) and Stonefield Josephson, Inc. has ceased.

Sincerely,

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

cc:      Office of the Chief Accountant
         PCAOB Letter File
         Securities and Exchange Commission
         100 F Street, N.E.
         Washington, D.C. 20549-7561

WWW.SJACCOUNTING.COM
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
Santa Monica           Irvine            San Francisco            Walnut Creek
1620 26th Street       4 Park Plaza      655 Montgomery Street    1333 N. California Boulevard
Suite 400 South        Suite 900         Suite 1220               Suite 470
Santa Monica, CA 90404 Irvine, CA 92614  San Francisco, CA 94111  Walnut Creek, CA 94596

Tel:  310.453.9400     Tel: 949.653.9400 Tel: 415.981.9400        Tel: 925.938.9400
Fax:  310.453.1187     Fax: 949.833.3582 Fax: 415.391.2310        Fax: 925.930.0107
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